UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

August 18, 2009

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2009, Heritage Financial Corporation (“Heritage” or the “Company”) entered into a Letter of Understanding with Donald V. Rhodes, the Chairman of the Board of Directors of the Company and its financial institution subsidiaries, Heritage Bank and Central Valley Bank. The Letter of Understanding was adopted by the Company’s Compensation Committee on August 11, 2009 and recommended to the Company’s Board of Directors for adoption. The terms of the Letter of Understanding are effective September 1, 2009.

Pursuant to the Letter of Understanding, Mr. Rhodes will no longer serve as an employee of the Company and Heritage Bank; however, he will continue to serve as non-executive Chairman of the Board of Heritage and its financial institution subsidiaries. The material terms of this agreement are summarized in Item 5.02 to this Form 8-K and a copy of the Letter of Understanding is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2009, the Company entered into a Letter of Understanding with Donald V. Rhodes, Chairman of the Board of Directors of Heritage, and its financial institution subsidiaries, Heritage Bank and Central Valley Bank. Pursuant to the Letter of Understanding, Mr. Rhodes will no longer serve as an employee of the Company and Heritage Bank, however, he will continue to serve as non-executive Chairman of the Board of Heritage and its financial institution subsidiaries.

The Letter of Understanding identifies Mr. Rhodes’ role with the Company and its financial institution subsidiaries and also defines his responsibilities and compensation beginning September 1, 2009. A copy of the Letter of Understanding with Mr. Rhodes is filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01 – Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

10.1	Letter of Understanding by and between Heritage Financial Corporation and Donald V. Rhodes, as adopted on August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2009

HERITAGE FINANCIAL CORPORATION

By:	/s/ BRIAN L. VANCE
Brian L. Vance President and Chief Executive Officer